EXHIBIT 32.1

        CERTIFICATE PURSUANT TO AS ADOPTED PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002

The undersigned, Isaac Kier, Principal Executive and Financial Officer of MPLC, Inc. (the "Company"), hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Company's Quarterly Report on Form 10-QSB for the period ending October 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Isaac Kier
----------------------
Isaac Kier
President, Secretary
Treasurer and Director


                                       17